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                                                                  EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-23695), pertaining to the Stericycle, Inc. Amended and Restated Incentive Compensation Plan, and in the Registration Statement on Form S-8 (Registration No. 333-24185), pertaining to the Stericycle, Inc. Directors Stock Option Plan, of our report dated March 7, 1997, with respect to the Consolidated Financial Statements of Stericycle, Inc. and Subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 1996.

                                                ERNST & YOUNG LLP

Chicago, Illinois
March 28, 1997